Exhibit 10.03 - Resignation of Bray

TERESA J. BRAY
PO BOX 1733
LAKELAND, FL 33802

June 19, 2007

Philip M. Cohen, Chairman
Medical Media Television, Inc.
8406 Benjamin Road, Suite C
Tampa, FL 33634

Re: Resignation

Dear Phil:

Please accept this letter as my resignation as Vice President Administration/Compliance and Corporate Secretary of Medical Media Television, Inc.

This resignation is effective immediately and is not the result of a disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.

Sincerely,

/s/ Teresa J. Bray

Teresa J. Bray